              SUPPLEMENTAL  RETIREMENT  PLAN
              ------------------------------

     Whereas,  Philip  R.  McLoughlin,  (the  "Executive")  would  have  met the requirements  for  the  special  retirement  incentive  (the  "Early  Retirement
Program")  offered by the Phoenix  Companies  ("the Company") in 2001 to certain employees and officers of the Company and its majority-owned subsidiaries if the eligibility date had been extended until June 30, 2002; and

     Whereas, the opportunity to participate in the Early Retirement Program was not made available to the Executive; and

     Whereas, as an inducement to the Executive to remain in its employ at least until  January 1, 2004,  the Company has agreed to provide  the  Executive  with additional retirement benefits (the "Supplemental Benefits") comparable to those he would have received under the Early Retirement  Program which will supplement those  benefits  actually  provided  to the  Executive  under  the  terms of the retirement plans maintained by the Phoenix Companies;

     Now,  therefore,  in  considation  of the  foregoing,  the  Company  hereby establishes  this  Supplemental  Retirement  Plan (the  "Plan") to  provide  the
Supplemental  Benefits,  on the terms and  subject to the  conditions  set forth herein:

Article I.  Supplemental Benefits
            ---------------------

1.1 Amount of Benefit. Except as provided below, a lump sum payment equal to the excess of

     A.   The present value of the retirement benefits (whether or not otherwise vested)  the  Executive  would  have -  accrued  under  the  Company's qualified and  non-qualified  defined  benefit  retirement  plans (the
          "Applicable   Retirement   Plans")   in  which   the   Executive   was
          participating  at the time of his termination of employment (the "Date of Retirement")  had he continued to work for the Company for five (5)
          additional  years  from his  Date of  Retirement  at the same  rate of compensation  that would  otherwise be taken into account for purposes of determining his accrued benefits at the Date of Retirement, [except that the amount of the Company's  Mutual Incentive Plan (MIP) or other
          Short Term Incentive Plan (STI) or any successor plan which is used in the  calculation of his retirement  benefit shall not be less than the actual  dollar amount of MIP or STI that would have been used for this calculation  under the provisions of the Applicable  Retirement  Plans had the Executive retired by June 30, 2002], and achieved the age that he would have achieved at the end of such five (5) year period over

     B.   the present  value on the Date of  Retirement  of all the  Executive's vested accrued benefits under such Applicable Retirement Plans.

For this purpose,  all  calculations of present value shall be made based on the actual  assumptions used on the date immediately prior to the Date of Retirement under whichever of the Applicable  Retirement Plans the benefits would otherwise have been provided.

1.2 Method of Payment.  It is hereby provided that at the Executive's option, in lieu of the lump sum benefit described above, the value of such benefit shall be payable in the form of a non-qualified  monthly  annuity  determined as provided under the Applicable  Retirement  Plans and payable in the same benefit form and at the same time as other benefits under such Applicable Retirement Plans.

Article II.  Vesting
             -------

2.1 Supplemental  Benefits.  Except as otherwise  expressly provided herein, and subject to his continued  service for the Company as an employee,  the Executive shall become fully vested as to all of his  Supplemental  Benefits at January 1,
2004.  Notwithstanding the foregoing, the Executive's rights to his Supplemental
Benefits  will  vest  in  full  at any  time  that  the  Executive's  employment terminates as a result of i) a termination by the Company without Cause, ii) his death or iii) his  inability  to perform the duties of his position by reason of physical or mental  incapacity  which would  qualify  the  Executive  to receive benefits  under  the  Company's  primary  long-term  disability  plan,  or iv) a termination  by the  Executive  for Good  Reason,  and will be  forfeited if his employment is  terminated at any time by the Company for Cause.  For purposes of this  Plan,  "Cause"  and "Good  Reason"  are  defined  in the Change in Control
Agreement  dated November 6, 2000 (the  "Agreement") as modified by the Contract dated December 20, 2000 (the "Contract").

2.2 Certain  Benefits.  Effective as of the Date of  Retirement,  the  Executive
shall be deemed to have met all service and other  requirements for full vesting of benefits under all company stock option or other stock or equity compensation plans in which the Executive  participates  to the extent that the Executive had not already vested in such benefits as of the Date of  Retirement.  The value of any benefits as reasonably  determined by the Company shall be payable according to the terms of such above referenced plans or, at the Executives  option,  as a lump sum at the same time as amounts specified in Sections 1.1 and 1.2 above.

Article III. Payments and Benefits upon Retirement
             -------------------------------------

3.1 Under the terms of this  Plan,  the  Company  will pay to the  Executive  as compensation for service rendered the benefits and payments  described above and in addition i) any accrued and unpaid  vacation  time, ii) a full payment of all current long term cash cycles under the Company's  Long Term  Incentive  Plan as described in Section 4 of the Agreement and iii) any other  benefits or payments then  earned and payable to the  Executive  through  the Date of  Retirement  in accordance with the terms of his employment.

Article IV.  General
             --------

4.1 Successor Entity. The Company shall require any successor (whether direct or
indirect,   by  purchase,   merger,   consolidation  or  otherwise)  to  all  or
substantially  all of the business  and/or  assets of the Company or the Holding
Company, by written agreement to assume expressly and agree to perform the terms of this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

4.2 Rules on  Death.  If the  Executive  dies  prior to  commencing  receipt  of benefits  under this Plan,  the Company shall provide his surviving  spouse,  if any, the same benefits  that spouse would have  received had the Executive  died one day after commencing receipt of benefits under this Plan payable in the same form and under the terms and  conditions of the Applicable  Retirement  Plans in respect of which the benefits under this Plan are payable.

4.3 Disabilty.  If the Executive is disabled as described in Article II, Section
2.1,  iii,  he will  receive  the  greater  of a) the  payments  for which he is eligible  under  the  Company's  primary  long  term  disability  plan or b) the payments under this Plan as described herein.

4.4 Creditor's  Rights. The Company will take the necessary actions to extend to all amounts  payable under this plan the same  protection of any trust agreement which  covers  amounts  payable  under any  Applicable  Retirement  Plans of the
Company.

4.5 No Limitation on Company's Rights. Nothing in this Plan nor any action taken pursuant  to this Plan shall be  construed  to limit the right of the Company at any time to terminate the Executive's employment.

4.6  Dispute  Resolution  Expenses.  In the  event  of any  litigation  or other proceeding  between the Company and the  Executive  with  respect to the subject matter of this Plan and the enforcement of rights  hereunder,  the Company shall reimburse the Executive for all reasonable  costs and expenses  relating to such litigation  or other  proceeding  as they  are  incurred,  including  reasonable
attorneys'  fees  and  expenses,   regardless  of  whether  such  litigation  or
proceeding resolves in favor of the Executive.

4.7 Entire  Agreement.  This Plan and so much of the  Agreement and the Contract and the  Applicable  Retirement  Plans as are  incorporated  herein by reference shall constitute the entire agreement  between the parties regarding the subject matter set forth herein . No assurances or  representations,  oral or otherwise, express or implied,  with respect to the subject matter hereof have been made by either  party  which are not set forth  expressly  in this  Plan.  However it is agreed that no benefits or payments due to the  Executive  under this Plan shall be offset or reduced by any benefits or payments to which the  Executive  may be entitled  under the  Change in Control  Agreement  dated  November  6, 2000 (the
"Agreement") or the Contract dated December 20, 2000 (the "Contract").

4.8 Amendments.  This Plan may be amended only by a written instrument signed by the parties hereto.

In witness  whereof,  the  Company  has caused  this Plan to be  executed by its authorized representative, effective as of the day and date below written.

      The Phoenix Companies                                   The Executive

      By:                                            By:_______________________
         -----------------------------------
                         (signature)                          (signature)

      Name:       Robert W. Fiondella             Name:     Philip R. McLoughlin
          ---------------------------------                ---------------------

      Title:         Chairman and CEO             Title:    Executive Vice President
           --------------------------------              ---------------------------

      Date:                                         Date: ______________________
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